EXHIBIT 99.(a)

[CORPORATE LOGO OMITTED]

Florida Progress Corporation
Investor News

Analyst Contacts:
Mark A. Myers (813) 866-4245
Greg Beuris (813) 866-4442

Florida Progress reports second-quarter loss resulting from a one-time charge for nuclear outage costs

St. Petersburg, Florida, July 15, 1997 -- Florida Progress Corporation (NYSE:FPC), parent of St. Petersburg-based Florida Power Corporation, reported a loss of $38.2 million or $.39 a share for the second quarter of 1997. The loss for the quarter was due to recording $162 million for incremental charges associated with the extended outage of Florida Power's Crystal River nuclear plant. Excluding the impact of the extended outage, Florida Progress' earnings were $61.5 million, or $.63 a share, compared with $58.8 million or $.61 a share from continuing operations for the prior-year quarter.

Significant items influencing second-quarter results:

o Nuclear outage costs - Florida Power recorded $92 million in nuclear outage operating and maintenance costs in the second quarter of 1997. Florida Power also recorded a $70 million charge for non-recoverable replacement power costs.

o Higher operating expenses at Florida Power - Operating and maintenance costs were up for the quarter because of planned fossil outage costs, service reliability improvements and costs associated with a new union contract.

o Electric Fuels' earnings jumped 37 percent - Electric Fuels Corporation, the Florida Progress energy and transportation subsidiary, had second-quarter earnings of $9.2 million, compared with $6.7 million a year ago.

Florida Power, the largest subsidiary of Florida Progress, reported a loss of $43.6 million for the quarter, or $.45 a share, after recording nuclear outage costs. The utility's only nuclear plant has been down since September 1996 to address design issues related to the plant's safety systems. In May 1997, Florida Power announced that it could spend as much as $100 million in 1997 for additional operating and maintenance costs related to the extended outage. In the first quarter of this year, the utility spent approximately $8 million in additional nuclear outage operating and maintenance expenses and recorded another $92 million during the second quarter. This represents the total amount of nuclear costs Florida Power expects to incur to return the plant to service by the end of 1997.

In June 1997, the Florida Public Service Commission approved a settlement agreement between Florida Power and all parties who intervened in Florida Power's request to recover replacement power costs resulting from the extended outage of its nuclear plant. Florida Power expects to incur approximately $170 million in replacement power costs through the end of 1997.


                                   -- more --

Page 2
Florida Progress Corporation
Investor News

Florida Power wrote off $70 million in non-recoverable replacement power costs in the second quarter. Florida Power will collect approximately $35 million from customers upon return of the plant to service. The remaining amount will be amortized over a four-year period. The amortization will be offset by the suspension of fossil fuel dismantlement accruals during the four-year period.

Attached is a schedule of significant Crystal River nuclear plant restart activities that has been updated to reflect progress on major restart activities. Some of the major accomplishments this quarter include completion of the System Readiness Reviews, timely filing of license submittals for several plant modifications and progress in reducing the backlog of maintenance requests. Florida Power is on schedule to return the unit to service by the end of 1997.

For the second quarter, Florida Power earned $56.1 million or $.58 per share before recognizing the non-recurring costs associated with the extended nuclear outage.

Florida Power's wholesale KWH sales were down 20 percent for the second quarter of 1997, compared with the same period last year. The lower sales were largely attributable to lower system requirements of the utility's wholesale customers resulting from milder weather.

Retail KWH sales were up only 2 percent for the second quarter of 1997, compared with a year ago. The effect of milder-than-normal weather is limited mainly to Florida Power's wholesale sales because residential revenue decoupling eliminates the earnings impact that abnormal weather has on residential sales. Florida Power's residential revenue decoupling program is in the last year of a three-year test that was ordered by the Florida Public Service Commission. Continued customer growth combined with the adjustment for residential revenue decoupling largely offset the effect mild weather had on the utility's base revenues.

Non-nuclear operating and maintenance costs were up about $13 million in the second quarter of 1997, compared with the same period last year. The higher costs are due to planned fossil plant outages, a lump-sum payment resulting from a new union contract and additional expenditures for tree trimming, pole and cable treatments which are designed to improve service reliability. Despite the higher non-nuclear operating and maintenance costs for the second quarter, Florida Power does not expect to exceed its spending target for 1997.

Depreciation expense was lower for the second quarter of 1997, when compared with the same quarter in 1996. This is due primarily to the write-off of two oil-fired plants in the second quarter of 1996.

Electric Fuels earned $9.2 million, or $.10 a share, in the second quarter of 1997 compared with $6.7 million or $.07 per share, in 1996. The improved results were realized from its inland marine transportation and rail services business units. The strong results for the second quarter helped to offset some of the adverse effects of the March flooding which lowered earnings for the first quarter of 1997.


                                   -- more --

Page 3
Florida Progress Corporation


MEMCO, Electric Fuels' inland marine transportation subsidiary, has been expanding its fleet of barges and tow boats that operate along the Ohio and Mississippi rivers. During the second quarter of 1997, MEMCO had approximately 100 additional barges in service, compared with the same period in 1996.

The Rail Services group, which serves the country's major railroads, is expanding through acquisitions and increased sales in its existing operations. Improved earnings from this group for the second quarter were due primarily to the acquisition of a recycling facility in August 1996 and increased production at a new track work facility.

                                   OTHER NEWS

In June 1997, Florida Progress filed an appeal with the Oklahoma Supreme Court of the decision of an Oklahoma County District Court that Mid-Continent Life Insurance Company, a Florida Progress subsidiary, remain in receivership. As of June 30, 1997, Florida Progress' investment in Mid-Continent was approximately $85 million. A decision from the Oklahoma Supreme Court is not expected before the fourth quarter of 1997.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: this news release contains forward looking statements, including expenditures related to the restart of Florida Power's Crystal River nuclear unit and the expected date of restart of the unit. These statements involve risks and uncertainties that could cause actual results or outcomes to differ materially from expectations. Key factors that have a direct impact on the company's ability to return the unit to service before the end of 1997 include successful execution of the restart plan, actions of regulatory bodies, absence of new plant modifications that extend the outage beyond 1997 and other factors described in the company's Securities and Exchange Commission filings.

Florida Progress (NYSE:FPC) is a Fortune 500 diversified utility holding company with assets of $5.5 billion. Its principal subsidiary is Florida Power, the state's second-largest electric utility with about 1.3 million customers. Diversified operations include coal mining, marine operations, rail services, and life insurance.

FLORIDA PROGRESS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME                                                              Page 4
(In millions, except per share amounts)
                                          Three Months Ended    Six Months Ended    Twelve Months Ended
                                                June 30              June 30              June 30
                                          -------------------  -------------------  -------------------
(UNAUDITED)                                 1997      1996       1997      1996       1997      1996
                                          --------  --------   --------  --------   --------  --------
REVENUES:
  Electric utility                          $597.2    $588.7   $1,151.0  $1,136.0   $2,408.6  $2,341.3
  Diversified                                200.1     184.9      393.8     368.0      790.1     746.2
                                          --------- ---------  --------- ---------  --------- ---------
                                             797.3     773.6    1,544.8   1,504.0    3,198.7   3,087.5
EXPENSES:                                 --------- ---------  --------- ---------  --------- ---------
  Electric utility:
    Fuel                                     118.8      90.7      213.7     175.6      447.8     411.1
    Purchased power                          116.8     137.7      244.0     260.6      515.0     494.1
    Energy conservation cost                  16.6      17.1       27.6      36.8       53.4      79.5
    Operations and maintenance               110.7      97.8      213.1     198.2      428.3     396.5
    Extended nuclear outage - O&M
      and replacement fuel costs             162.3       -        170.2       -        170.2       -
    Depreciation                              74.2      89.2      148.5     166.8      305.9     319.0
    Taxes other than income taxes             48.6      45.2       96.7      92.4      187.9     180.8
                                          --------- ---------  --------- ---------  --------- ---------
                                             648.0     477.7    1,113.8     930.4    2,108.5   1,881.0
                                          --------- ---------  --------- ---------  --------- ---------
  Diversified:
    Cost of sales                            169.1     154.3      340.9     309.4      674.4     629.8
    Provision for loss on
      coal properties                          -         -          -         -         40.9       -
    Other                                     14.8      16.6       29.7      32.0       64.3      62.7
                                          --------- ---------  --------- ---------  --------- ---------
                                             183.9     170.9      370.6     341.4      779.6     692.5
                                          --------- ---------  --------- ---------  --------- ---------
INCOME (LOSS) FROM OPERATIONS                (34.6)    125.0       60.4     232.2      310.6     514.0
                                          --------- ---------  --------- ---------  --------- ---------
INTEREST EXPENSE AND OTHER:
  Interest expense                            35.8      34.2       70.1      68.8      137.2     137.0
  Allowance for funds used during
    construction                              (2.3)     (1.9)      (4.4)     (3.6)      (8.3)     (7.1)
  Preferred dividend requirements of
    Florida Power                              0.4       2.1        0.8       4.4        2.2       9.2
  Gain on sale of business                     -         -          -         -        (44.2)      -
  Other expense (income)                      (0.7)     (1.4)      (0.3)     (4.7)       0.1      (9.2)
                                          --------- ---------  --------- ---------  --------- ---------
                                              33.2      33.0       66.2      64.9       87.0     129.9
                                          --------- ---------  --------- ---------  --------- ---------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE INCOME TAXES             (67.8)     92.0       (5.8)    167.3      223.6     384.1

  Income Taxes                               (29.6)     33.2       (9.6)     60.3       76.0     140.0
                                          --------- ---------  --------- ---------  --------- ---------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS                                 (38.2)     58.8        3.8     107.0      147.6     244.1
DISCONTINUED OPERATIONS, NET
  OF INCOME TAXES                              -       (25.0)       -       (25.0)      (1.3)    (25.0)
                                          --------- ---------  --------- ---------  --------- ---------

NET INCOME (LOSS)                           ($38.2)    $33.8       $3.8     $82.0     $146.3    $219.1
                                          ========= =========  ========= =========  ========= =========
AVERAGE SHARES OF COMMON STOCK
  OUTSTANDING                                 97.1      96.8       97.0      96.6       97.0      96.4
                                          ========= =========  ========= =========  ========= =========
EARNINGS PER AVERAGE COMMON SHARE
  CONTINUING OPERATIONS                     ($0.39)    $0.61      $0.04     $1.11      $1.52     $2.53
  DISCONTINUED OPERATIONS                      -       (0.26)       -       (0.26)     (0.01)    (0.26)
                                          --------- ---------  --------- ---------  --------- ---------
                                            ($0.39)    $0.35      $0.04     $0.85      $1.51     $2.27
                                          ========= =========  ========= =========  ========= =========

Regarding these financial statements:
Current and prior periods reflect the recapitalization of the spin-off company, Echelon
International, and its associated treatment as discontinued operations.  These are interim statements. Reference should be made to Florida Progress Corporation's 1996
Annual Report to shareholders. This report does not constitute an offer to sell or the solicitation of an offer to buy any securities.
/TABLE

FLORIDA PROGRESS CORPORATION
CONSOLIDATED BALANCE SHEETS                                           Page 5
(In millions)

                                                                June 30
                                                       -------------------------
(UNAUDITED)                                               1997         1996
                                                       -----------  -----------
ASSETS
PROPERTY, PLANT AND EQUIPMENT:
  Electric utility plant in service and held for          $5,994.8     $5,892.2
    for future use
  Less - Accumulated depreciation                          2,440.2      2,276.4
         Accumulated decommissioning for nuclear plant       207.1        178.3
         Accumulated dismantlement for fossil plants         127.9        112.5
                                                         ----------   ----------
                                                           3,219.6      3,325.0
  Construction work in progress                              240.6        174.3
  Nuclear fuel, net of amortization of $356.7
    in 1997 and $352.6 in 1996                                63.7         64.0
                                                         ----------   ----------
        Net electric utility plant                         3,523.9      3,563.3
  Other property, net of depreciation of $186.7
    in 1997 and $164.7 in 1996                               332.5        310.4
                                                         ----------   ----------
                                                           3,856.4      3,873.7
                                                         ----------   ----------
CURRENT ASSETS:
  Cash and equivalents                                        19.1          8.8
  Accounts receivable, net                                   326.7        298.2
  Inventories, primarily at average cost:
    Fuel                                                      87.1         77.6
    Utility materials and supplies                            95.0         96.7
    Diversified materials                                    138.1        129.8
  Underrecovery of fuel cost                                  59.0         57.6
  Deferred income taxes                                       60.8         32.5
  Other                                                       18.0         15.0
                                                         ----------   ----------
                                                             803.8        716.2
                                                         ----------   ----------
DISCONTINUED OPERATIONS:
     Advances to discontinued operations                       -          127.1
     Net assets of discontinued operations                     -          180.6
                                                         ----------   ----------
                                                               -          307.7
                                                         ----------   ----------
OTHER ASSETS:
  Investments:
    Loans receivable, net                                     35.0         30.7
    Marketable securities                                    238.6        195.1
    Nuclear plant decommissioning fund                       232.5        183.3
    Joint ventures and partnerships                           53.2         35.8
  Deferred insurance policy acquisition costs                123.9        115.0
  Other                                                      185.7        158.0
                                                         ----------   ----------
                                                             868.9        717.9
                                                         ----------   ----------
                                                          $5,529.1     $5,615.5
                                                         ==========   ==========

CAPITAL AND LIABILITIES
CAPITAL:
  Common stock equity                                     $1,826.2     $2,073.0
  Cumulative preferred stock of Florida Power                 33.5         58.5
  Long-term debt                                           1,826.5      1,687.0
                                                         ----------   ----------
                                                           3,686.2      3,818.5
                                                         ----------   ----------
CURRENT LIABILITIES:
  Accounts payable                                           216.1        186.9
  Customers' deposits                                         95.1         88.6
  Income taxes payable                                        10.5         26.1
  Accrued other taxes                                         51.6         53.8
  Accrued interest                                            37.2         46.0
  Accrued nuclear outage operation
    and maintenance costs                                     72.4          -
  Other                                                       68.8         83.2
                                                         ----------   ----------
                                                             551.7        484.6
  Notes payable                                               94.2          -
  Current portion of long-term debt                           25.0        193.8
                                                         ----------   ----------
                                                             670.9        678.4
                                                         ----------   ----------
DEFERRED CREDITS AND OTHER LIABILITIES:
  Deferred income taxes                                      462.7        490.5
  Unamortized investment tax credits                          89.5         97.5
  Insurance policy benefit reserves                          356.1        295.7
  Other postretirement benefit costs                         103.9         87.9
  Other                                                      159.8        147.0
                                                         ----------   ----------
                                                           1,172.0      1,118.6
                                                         ----------   ----------
                                                          $5,529.1     $5,615.5
                                                         ==========   ==========

FLORIDA  PROGRESS  CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS                                                                   Page 6
(In millions)
                                                   Three Months Ended    Six Months Ended    Twelve Months Ended
                                                         June 30              June 30              June 30
                                                   -------------------  -------------------  -------------------
(UNAUDITED)                                          1997      1996       1997      1996       1997      1996
                                                   --------  --------   --------  --------   --------  --------
OPERATING ACTIVITIES:
  Income (loss) from continuing operations           ($38.2)    $58.8       $3.8    $107.0     $147.6    $244.1
  Adjustments for noncash items:
    Depreciation and amortization                      83.1      99.6      166.3     187.6      345.4     369.8
    Extended nuclear outage - O&M
     and replacement fuel costs                       142.6        -       142.6        -       142.6        -
    Gain on sale of business                             -         -          -         -       (44.2)       -
    Provision for loss on coal properties                -         -          -         -        40.9        -
    Deferred income taxes and investment
     tax credits, net                                 (36.5)    (19.4)     (48.8)    (26.3)     (79.1)    (43.7)
    Increase in accrued other postretirement
     benefit costs                                      1.9       1.7        3.9       3.4       16.0      12.0
    Net change in deferred insurance policy
     acquisition costs                                 (0.9)     (6.4)      (3.0)     (8.6)      (8.9)    (14.5)
    Net change in insurance policy
     benefit reserves                                  14.8      17.9       30.8      30.7       60.4      52.9
    Changes in working capital, net of effects
     from acquisition or sale of businesses:
        Accounts receivable                           (43.9)     (3.0)     (59.4)      8.5      (32.5)      4.8
        Inventories                                    (5.0)    (34.5)     (30.0)    (31.5)      (9.4)    (42.6)
        Underrecovery of fuel cost                    (23.6)    (38.3)     (46.6)    (57.3)     (71.6)    (49.2)
        Accounts payable                               25.8      33.7       21.8      21.4       22.0      30.3
        Income taxes payable                          (26.3)    (17.8)     (16.9)     21.2      (14.8)      4.1
        Accrued other taxes                            19.2      18.0       38.2      38.2       (2.3)      6.3
        Other                                         (10.9)    (10.6)     (13.1)    (12.3)     (14.3)      6.6
    Other operating activities                          4.1      12.0        5.8      23.1      (36.6)     24.2
                                                   --------- ---------  --------- ---------  --------- ---------
        Cash provided by continuing operations        106.2     111.7      195.4     305.1      461.2     605.1
                                                   --------- ---------  --------- ---------  --------- ---------
    Loss from discontinued operations                    -      (25.0)        -      (25.0)      (1.3)    (25.0)
    Adjustments for non-cash items                       -       19.9         -        7.4       10.0     (13.1)
                                                   --------- ---------  --------- ---------  --------- ---------
        Cash provided by (used for) discontinued
          operations                                     -       (5.1)        -      (17.6)       8.7     (38.1)
                                                   --------- ---------  --------- ---------  --------- ---------
                                                      106.2     106.6      195.4     287.5      469.9     567.0
                                                   --------- ---------  --------- ---------  --------- ---------
INVESTING ACTIVITIES:
  Property additions (including allowance for
    borrowed funds used during construction)          (93.7)    (64.7)    (188.5)   (135.4)    (317.1)   (319.6)
  Purchases of loans and securities, net
    (including (issuance) repayment of
    Echelon note)                                      16.3      (2.4)      11.8     (14.2)     (44.4)    (32.9)
  Proceeds from sales of properties and businesses      2.0       2.8        4.2       6.1       59.2      12.9
  Acquisition of businesses                           (14.3)     (3.2)     (14.3)     (3.2)     (64.9)     (6.6)
  Distributions from (investments in) joint
   ventures and partnerships, net                      (3.3)     (1.2)     (12.6)     (1.2)     (20.8)     (2.9)
  Investing activities of discontinued operations        -        5.3         -       12.0       44.5      38.3
  Other investing activities                           (4.8)     (4.7)      (9.7)    (18.0)     (19.3)    (23.5)
                                                   --------- ---------  --------- ---------  --------- ---------
                                                      (97.8)    (68.1)    (209.1)   (153.9)    (362.8)   (334.3)
                                                   --------- ---------  --------- ---------  --------- ---------
FINANCING ACTIVITIES:
  Issuance of long-term debt                             -         -          -         -       178.0        -
  Repayment of long-term debt                          (0.7)     (0.6)     (22.2)     (2.1)    (210.5)    (27.0)
  Increase (decrease) in commercial paper with
    long-term support                                   7.1      87.4       61.7      46.7       (0.3)     93.1
  Redemption of preferred stock                          -      (80.9)        -      (80.9)     (25.5)    (85.9)
  Sale of common stock                                   -        9.3         -       18.6         -       38.0
  Equity contributions to discontinued operations        -         -          -         -       (23.7)       -
  Dividends paid on common stock                      (50.9)    (50.0)    (101.9)    (99.7)    (201.7)   (196.7)
  Increase (decrease) in short-term debt               38.3        -        90.1        -        94.2     (41.1)
  Financing activities of discontinued operations        -         -          -      (10.2)      95.4     (11.5)
  Other financing activities                            0.4      (0.8)      (0.1)     (1.5)      (2.7)     (2.8)
                                                   --------- ---------  --------- ---------  --------- ---------
                                                       (5.8)    (35.6)      27.6    (129.1)     (96.8)   (233.9)
                                                   --------- ---------  --------- ---------  --------- ---------
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS         2.6       2.9       13.9       4.5       10.3      (1.2)
   Beginning cash and equivalents                      16.5       5.9        5.2       4.3        8.8      10.0
                                                   --------- ---------  --------- ---------  --------- ---------
ENDING CASH AND EQUIVALENTS                           $19.1      $8.8      $19.1      $8.8      $19.1      $8.8
                                                   ========= =========  ========= =========  ========= =========

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
Florida Progress Corporation
Selected Financial Information (Unaudited)                                                                       Page 7

                                   Three Months Ended  Percent   Six Months Ended   Percent  Twelve Months Ended Percent
                                        June 30       Positive       June 30       Positive       June 30       Positive
                                     1997      1996   (Negative   1997      1996   (Negative   1997      1996   (Negative)
                                   --------  --------- -------- --------- --------- -------- --------- --------- ---------
Earnings Per Share:
 Florida Power Corporation           ($0.45)    $0.56   (180.4)   ($0.02)    $1.00   (102.0)    $1.38     $2.31    (40.3)
                                   --------- ---------          --------- ---------          --------- ---------
 Electric Fuels Corporation            0.10      0.07     42.9      0.13      0.14     (7.1)     0.27      0.27        -
 Mid-Continent Life Insurance Co.        -       0.01   (100.0)       -       0.02   (100.0)     0.01      0.04    (75.0)
 Corporate and other                  (0.04)    (0.03)   (33.3)    (0.07)    (0.05)   (40.0)    (0.12)    (0.09)   (33.3)
                                   --------- ---------          --------- ---------          --------- ---------
 Diversified Continuing                0.06      0.05     20.0      0.06      0.11    (45.5)     0.16      0.22    (27.3)
                                   --------- ---------          --------- ---------          --------- ---------
 Continuing Ops before
   non-recurring                      (0.39)     0.61   (163.9)     0.04      1.11    (96.4)     1.54      2.53    (39.1)

 Provision for loss on coal
   properties                            -         -         -        -         -         -     (0.26)       -         -
 Gain on sale of business                -         -         -        -         -         -      0.24        -         -
                                   --------- ---------          --------- ---------          --------- ---------
Total Continuing Operations           (0.39)     0.61   (163.9)     0.04      1.11    (96.4)     1.52      2.53    (39.9)

 Discontinued Operations                 -      (0.26)       -        -      (0.26)       -     (0.01)    (0.26)       -
                                   --------- ---------          --------- ---------          --------- ---------
                                     ($0.39)    $0.35   (211.4)    $0.04     $0.85    (95.3)    $1.51     $2.27    (33.5)
                                   ========= =========          ========= =========          ========= =========

Avg. shares outstanding (millions)     97.1      96.8      0.3      97.0      96.6      0.4      97.0      96.4      0.6

Dividends per share                  $0.525    $0.515      1.9     $1.05     $1.03      1.9     $2.08     $2.04      2.0

Book value per share:
  Florida Power Corporation                                                                    $17.79    $18.35     (3.0)
  Consolidated                                                                                 $18.82    $21.37    (11.9)

                                                                                                  June 30             June 30
                                        June 30                                                     1997                1996
                                     1997      1996                                           Amount   Percent   Amount   Percent
                                   --------- ---------                                      ---------------------------------------
Equity investments (percent):
 Florida Power Corporation               87        87                                        $1,826.2      48.0 $2,073.0     51.7
 Electric Fuels Corporation               9         9                                            33.5       0.9     58.5      1.5
 Mid-Continent Life Insurance Co.         4         4                                         1,826.5      48.0  1,687.0     42.0
                                   --------- ---------                                          119.2       3.1    193.8      4.8
   Total                                100       100                                       ---------------------------------------
                                   ========= =========                                       $3,805.4     100.0 $4,012.3    100.0
                                                                                            =======================================


Note:  Current and prior periods reflect the recapitalization of the spin-off company, Echelon International, and its associated treatment as discontinued operations.

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
Florida Power Corporation
Selected Statistical Data (Unaudited)                                                                      Page 8
(In millions, except billing degree days)

                            Three Months Ended            Six Months Ended             Twelve Months Ended
                               June 30         Percent        June 30        Percent        June 30        Percent
                             1997      1996    Change      1997      1996    Change      1997      1996    Change
                           -------   -------   -------   -------   -------   -------   -------   -------   -------
Revenues:
  Residential                $306.3    $296.3      3.4     $597.0    $612.3     (2.5)  $1,289.0  $1,264.4      1.9
  Commercial                  145.4     131.7     10.4      269.6     246.8      9.2      560.1     522.6      7.2
  Industrial                   55.1      51.9      6.2      107.0      99.7      7.3      214.1     197.5      8.4
  Other retail sales           34.1      30.8     10.7       63.9      57.8     10.6      132.0     119.2     10.7
                          --------- ---------           --------------------          --------------------
                              540.9     510.7      5.9    1,037.5   1,016.6      2.1    2,195.2   2,103.7      4.3
  Sales for resale             20.3      37.1    (45.3)      57.4      80.1    (28.3)     137.2     174.9    (21.6)
                          --------- ---------           --------------------          --------------------
                              561.2     547.8      2.4    1,094.9   1,096.7      (.2)   2,332.4   2,278.6      2.4
  Other electric revenues      39.7      25.1     58.2       52.5      33.0     59.1       72.7      64.9     12.0
  Deferred fuel                (3.7)     15.8       -         3.6       6.3       -         3.5      (2.2)      -
                          --------- ---------           --------------------          --------------------
      Total                  $597.2    $588.7      1.4   $1,151.0  $1,136.0      1.3   $2,408.6  $2,341.3      2.9
                          ========= =========           ====================          ====================
Kilowatt-hour sales billed:
  Residential               3,363.7   3,541.1     (5.0)   6,660.0   7,460.6    (10.7)  14,680.8  15,489.0     (5.2)
  Commercial                2,269.0   2,215.3      2.4    4,263.4   4,104.2      3.9    9,007.2   8,734.2      3.1
  Industrial                1,074.1   1,099.8     (2.3)   2,124.0   2,100.7      1.1    4,247.0   4,103.1      3.5
  Other retail sales          569.8     558.2      2.1    1,087.2   1,039.0      4.6    2,279.9   2,141.3      6.5
                          --------- ---------           --------------------          --------------------
                            7,276.6   7,414.4     (1.9)  14,134.6  14,704.5     (3.9)  30,214.9  30,467.6      (.8)
  Sales for resale            307.1     529.1    (42.0)     839.0   1,281.7    (34.5)   2,265.0   3,305.6    (31.5)
                          --------- ---------           --------------------          --------------------
      Total electric sales  7,583.7   7,943.5     (4.5)  14,973.6  15,986.2     (6.3)  32,479.9  33,773.2     (3.8)
                          ========= =========           ====================          ====================

System Requirements (KWH)     8,535     8,578      (.5)    16,055    16,808     (4.5)    33,963    34,677     (2.1)
Retail KWH Sales
  (Billed & Unbilled)         7,739     7,585      2.0     14,526    14,803     (1.9)    30,336    30,580      (.8)
Billing Degree Days:
  Cooling                       470       819    (42.6)       495       819    (39.6)     3,358     3,864    (13.1)
  Heating                        12       108    (88.9)       309       761    (59.4)       407       882    (53.9)

Note:
Total revenues include billed revenues and unbilled revenues that are accrued for accounting purposes. Statistics for total kilowatt-hour sales include only billed kilowatt-hour sales. The statistic for retail KWH sales includes both billed and unbilled sales. Beginning in 1995, Florida
Power was ordered by state regulators to conduct a three-year test of residential revenue decoupling. Under the plan, abnormal weather variances will no longer impact earnings with respect to residential revenues.

Florida Power Corporation
Crystal River Nuclear Plant
Key Restart Activities

                                                                                LICENSE                      COMPLETION   PERCENTAGE
Physical Modifications - (8) design issues.                                    SUBMITTALS      FIELD WORK      TARGET      COMPLETE
------------------------------------------------------------------------------------------------------------------------------------
1. Emergency feedwater system upgrades and diesel generator
   load impact.                                                                 COMPLETE        MAY - AUG       SEP           75%
2. Emergency diesel generator loading.                                          COMPLETE        MAR - SEP       SEP           70%
3. Low pressure injection mission time.                                         COMPLETE           NONE         JUN           90%
4. Reactor building spray pump net positive suction head.                         AUG           APR - AUG       AUG           90%
5. High pressure injection pump recirculation                                     NONE          SEP - OCT       NOV           25%
   to the reactor building sump.
6. High pressure injection system modifications to                              COMPLETE        MAY - NOV       NOV           45%
   improve small break loss of coolant accident margins.
7. Failure modes and effects of Loss Of DC Power                                JUL - AUG          NONE         SEP           90%
8. Generic Letter 96-06 - Containment Penetrations                                JUL           APR - SEP       SEP           65%
------------------------------------------------------------------------------------------------------------------------------------

                                                                     DISCOVERY
" System Readiness & Review - ""Extent of condition"""                 PHASE
-------------------------------------------------------------------------------------
  Level 1 reviews (8 systems)                                         COMPLETE
  Level 2 reviews (18 systems)                                        COMPLETE
  Level 3 reviews (79 systems)                                        COMPLETE
-------------------------------------------------------------------------------------


System Checks and Power Ascension                                      START   FINISH                        COMMENTS
-----------------------------------------------------------------------------------------------------------------------------
  System Lineups, Heatup & Testing                                      JUL     DEC                  13 OF 105 SYSTEMS TURNED
  Secondary Systems Testing                                             SEP     SEP                     OVER TO OPERATIONS
  Startup & Power Escalation                                            DEC     DEC
-----------------------------------------------------------------------------------------------------------------------------


   Other Significant Activities                                        START   FINISH                         COMMENTS
------------------------------------------------------------------------------------------------------------------------------
  Steam generator testing                                               JUN     JUL                   TESTING COMPLETE
  Reduce maintenance backlog to less than 200 items                     JAN     DEC                   CURRENTLY AT 605 ITEMS,
                                                                                                         DOWN FROM 800
------------------------------------------------------------------------------------------------------------------------------

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